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                                                                    Exhibit 10.6

                           NON-COMPETITION AGREEMENT
                           -------------------------

     THIS AGREEMENT (the "Agreement") is entered into as of July 31, 1998 by and between _________________(the "Stockholder") and Globe Holdings, Inc., a Massachusetts corporation formerly known as Globe Manufacturing Co. (the "Company") (Stockholder and the Company are referred to sometimes herein as the "Parties"). This Agreement is entered into pursuant to Section 7.01(j) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 23, 1998, as amended, by and between the Company and Globe Acquisition Company, a Delaware corporation ("MergerCo"). The Company is the surviving corporation of the merger of MergerCo with and into the Company. Capitalized terms used but not otherwise defined herein have the meanings given such terms in the Merger Agreement.

     Stockholder has been a stockholder and an employee, officer [and director] of the Company, and as such, possesses special knowledge, abilities and experience regarding the business of the Company and its Subsidiaries. Stockholder acknowledges that he will receive a significant amount of cash and securities in connection with the transactions contemplated by the Merger Agreement, and enters into this Agreement to induce MergerCo to consummate the transactions contemplated by the Merger Agreement. The execution and delivery by Stockholder of this Agreement is a condition to the obligations of MergerCo under the Merger Agreement. As a result, Stockholder acknowledges that MergerCo would not consummate the transactions contemplated by the Merger Agreement if Stockholder had not agreed to the restrictions contained herein.

     In consideration of the premises and the mutual covenants and agreements set forth herein, the Parties agree as follows:

          1. Noncompetition. During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the "Noncompete Period"), such Stockholder shall not engage (whether as an owner, stockholder, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly anywhere in the United States in any business (other than that of the Company and its Subsidiaries) that manufactures, distributes or sells polyether or polyester spandex, latex thread or other elastomeric fiber; provided that passive ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not, in and of itself, be deemed to violate this Section 1.

          2. Nonsolicitation. Stockholder shall not directly or indirectly through another Person during the Noncompete Period, (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any Person who was an employee of the Company or any of its Subsidiaries within twelve months after such Person's employment with the Company or any of its Subsidiaries was terminated for any reason or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its
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Subsidiaries to cease doing business with the Company or any of its
Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries.

          3. Confidentiality. Stockholder shall treat and hold as confidential any information concerning the business and affairs of the Company and its Subsidiaries, other than information that is already generally available to the public or becomes generally available without a breach of this Agreement (the "Confidential Information"), refrain from using any of the Confidential Information except in compliance with this Agreement, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. In the event that Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Stockholder shall notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this
Section 3. If, in the absence of a protective order or the receipt of a waiver hereunder, Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any Governmental Entity or else stand liable for contempt, Stockholder may disclose the Confidential Information to the Governmental Entity; provided that Stockholder shall use his or its reasonable best efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

          4. Remedy for Breach. Stockholder acknowledges and agrees that in the event of a breach of any of the provisions of this Agreement, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company and/or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

          5. Survival; Duration; Modification. The Parties hereto agree that the covenant set forth in this Agreement is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
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          6.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Stockholder and his assigns. The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

          7. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Stockholder in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Stockholder of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

          8. Governing Law. THE LAW OF THE STATE OF MASSACHUSETTS SHALL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND ANY EXHIBITS AND SCHEDULES ATTACHED HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF MASSACHUSETTS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MASSACHUSETTS.

          9. Not an Employment Agreement Stockholder and the Company acknowledge and agree that this Agreement is not intended, and will not be construed, to grant to Stockholder any right to employment with the Company.

          10. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          11. Stockholder's Representations. Stockholder represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

          12. Notice. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to
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have been given (i) when personally delivered, sent by telex, cable or telecopy
(with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Stockholder and the Company shall be sent to the addresses as follows:


          To Stockholder:

          With a copy to:      Hale and Dorr LLP
                               60 State Street
                               Boston, MA 02109-1803
                               Attention: John A. Burgess
                               Telecopy:  (617) 526-5000

          To Company:          Globe Manufacturing Co.
                               456 Bedford Street
                               Fall River MA  02720
                               Attention: Vice President, Finance and
                                          Administration
                               Telecopy:  (508) 679-9458

          With a copy to:      Code Hennessy & Simmons LLC
                               10 South Wacker Drive
                               Suite 3175
                               Chicago, Illinois 60606
                               Attention: Peter M. Gotsch
                               Telecopy:  (312) 876-3854

          And with a copy to:  Kirkland & Ellis
                               200 East Randolph Drive
                               Chicago, Illinois 60601
                               Attention: Stephen L. Ritchie
                               Telecopy:  (312) 861-2200


     Either party may change its address by written notice to the other party in accordance with this Section 12.

          13. Interpretation. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement. The use of the word "including" herein shall mean "including without limitation."
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          14.  Counterparts; Facsimile Signature.  This Agreement may be
executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.


                             *      *      *      *
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    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



(Corporate Seal)              GLOBE MANUFACTURING CO.

ATTEST                        ____________________________
                              Name:
____________________          Title:
Secretary



                              [Stockholder]


                              ____________________________